Exhibit 99.1
AWH ANNOUNCES Q2 2022 FINANCIAL RESULTS
Record Revenue Since Company Inception
Q2 2022 Net Revenue Increased 14.6% Compared to Prior Quarter
Adjusted EBITDA Margin Expanded Approximately 220 Basis Points Compared to Prior Quarter
NEW YORK, NY, August 15, 2022 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ended June 30, 2022 (“Q2 2022”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q2 2022 Financial Highlights
•Gross Revenue increased 16.2% quarter-over-quarter and increased 20.7% year-over-year, to $117.7 million.
•Net revenue, which excludes intercompany sale of wholesale products, increased 14.6% quarter-over-quarter and 17.0% year-over-year, to $97.5 million.
•Retail revenue grew 19.4% quarter-over-quarter to $75.6 million. Gross wholesale revenue grew 11.0% quarter-over-quarter to $42.1 million and wholesale, net of intercompany sales, grew 0.7% to $21.9 million.
•Net loss decreased to $21.2 million during the quarter, compared to a net loss of $27.8 million in Q1 2022.
•Adjusted EBITDA1 was $20.9 million, representing a 21.4% margin, a ~220 basis point margin expansion quarter-over-quarter.
•As of June 30, 2022, cash and cash equivalents were $140.6 million, and net debt2 was $152.7 million.
Business Highlights
•The Company started adult-use sales at its Rochelle Park, New Jersey dispensary on April 21st, with store sales reaching as high as $1.25 million in a single week. Subsequent to quarter end, the Company opened its Fort Lee, New Jersey dispensary for medical sales. The Company expects to begin selling adult-use cannabis at its Montclair, New Jersey store on August 19th, pending approval by the township, followed by adult-use sales in Fort Lee this fall. The Company added 4,000 square feet of canopy in New Jersey for a total of 20,000 square feet of canopy in the state and 217,000 square feet overall.
1    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

•In Q2 2022, AWH opened its East Lansing, Michigan dispensary, which, combined with Fort Lee, New Jersey brings the Company’s current total to 22 operating dispensaries.
•The Company began construction at its cultivation facility in Smithfield, Pennsylvania. During the remainder of the year, AWH will build out the facility and begin constructing its six planned dispensaries in Pennsylvania.
•AWH closed on $65 million of the remaining funding available under the accordion feature of its existing Senior Secured Term Loan (the “Loan”), bringing the total debt financing from the Loan to $275 million. This capital will support the Company’s growth and expansion initiatives in Pennsylvania, Ohio, and other states.
•Subsequent to quarter end, the Company announced that it entered into a definitive agreement providing AWH the option to acquire 100% of the equity of Ohio Patient Access (“OPA”), which owns and operates three Ohio dispensaries that are in the process of being built in Cincinnati, Piqua, and Sandusky. The addition of OPA’s three dispensaries will increase AWH’s Ohio footprint to five dispensaries, the maximum permitted by the State. The Company also signed two agreements to acquire two dispensary licenses in Illinois from separate sellers. Once closed, the Company would have ten dispensaries in Illinois, which would maximize scale and bring the Company to the state-imposed cap of ten.
Management Commentary
“We are pleased with our financial performance for the quarter, with upwards of 15% revenue growth and operating leverage which drove a 220 basis point increase in Adjusted EBITDA margins,” said Abner Kurtin CEO and Co-Founder. “The key driver of these results was the commencement of adult-use sales at our Rochelle Park, New Jersey dispensary, one of the top performing stores in the state. Ascend is extremely well positioned to benefit from adult-use sales in New Jersey, because of our attractive collection of assets combined with high operating leverage given our focused portfolio. Outside of New Jersey, the rest of the business across the portfolio also exceeded expectations. Furthermore, we were pleased to announce important acquisitions in Ohio and Illinois, which bring us to the retail cap in both states, positioning us to be a leader in the Midwest. This growth is supported by one of the top balance sheets in the industry with $141 million of cash and no near term maturities.”

Q2 2022 Financial Overview
Net revenue, which excludes intercompany sale of wholesale products, was $97.5 million, representing a 17.0% year-over year increase, primarily driven by new retail stores and higher wholesale volumes sold. Net revenue increased 14.6% quarter-over-quarter, primarily driven by the start of adult-use sales in New Jersey and increases in wholesale volumes and realized pricing in New Jersey and Michigan.
Total retail revenue in the second quarter of 2022 was $75.6 million, which represents a 19.4% increase compared to the prior quarter and was driven by the start of adult-use sales at the Rochelle Park, New Jersey dispensary.
Gross wholesale revenue increased to $42.1 million, an 11.0% sequential increase, driven by growth in intercompany wholesale sales. Net wholesale revenue increased 0.7% sequentially to $21.9 million, driven by increased pricing and volumes sold in New Jersey and Michigan, partially offset by lower pricing in Illinois and lower volume sold in Massachusetts.
Q2 2022 gross profit was $33.0 million, or 33.8% of revenue, compared to $23.4 million, or 27.6% of revenue, in the prior quarter. The sequential increase was driven by adult use sales in New Jersey;

reductions in startup costs as a percentage of revenue; sequential improvements in standalone retail and wholesale gross margins; and an increase in AWH manufactured products sold at AWH retail locations.
Q2 2022 Adjusted Gross Profit1 was $44.4 million, or 45.6% of revenue, compared to $36.5 million, or 42.9% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin increased 268 basis points driven by increased pricing in New Jersey, higher wholesale volume throughput in Michigan, and higher intercompany sales as a percentage of wholesale sales.
Total Q2 2022 general and administrative (“G&A”) expenses were $33.6 million, compared to $33.2 million in the prior quarter (excluding litigation settlement). Total G&A expenses as a percentage of revenue decreased from 39.0% of revenue in the prior quarter to 34.4% of revenue as more assets came online.
Net loss attributable to AWH in the second quarter of 2022 was $21.2 million, or a loss of $0.11 per basic and diluted common share, which was primarily driven by operating costs and tax expenses.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $20.9 million in Q2 2022. This represents a 27.6% increase quarter-over-quarter. Adjusted EBITDA Margin1 of 21.4% represented a 220 basis point increase compared to the prior quarter driven by improved operating leverage as more assets came online.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on August 15, 2022 at 5:00 p.m. ET to discuss its financial results for the quarter ended June 30, 2022. The conference call may be accessed by dialing (888) 390-0605 with conference ID 06364687. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Michigan, Ohio, Massachusetts, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Simply Herb, Ozone, and Ozone Reserve branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s second quarter 2022 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and the United States Securities and Exchange Commission at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts

Media Contact
MATTIO Communications
Mark Sinclair
(650) 269-9530
AWH@mattio.com

Investor Contact
Rebecca Koar
(617) 453-4042 ext. 90102
IR@awholdings.com

Chief Financial Officer
Daniel Neville
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended June 30,
(in thousands, except per share amounts)	2022	2021
Revenue, net	$97,499	$83,367
Cost of goods sold	(64,531)	(48,851)
Gross profit	32,968	34,516
Operating expenses
General and administrative expenses	33,573	30,612
Operating (loss) profit	(605)	3,904

Other (expense) income
Interest expense	(9,246)	(36,888)
Other, net	151	82
Total other expense	(9,095)	(36,806)
Loss before income taxes	(9,700)	(32,902)
Income tax expense	(11,472)	(11,995)
Net loss	$(21,172)	$(44,897)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted(1)	$(0.11)	$(0.30)
Weighted-average common shares outstanding — basic and diluted(1)	185,308	150,341
(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021
Revenue, net	$182,589	$149,504
Cost of goods sold	(126,174)	(85,321)
Gross profit	56,415	64,183
Operating expenses
General and administrative expenses	66,800	55,758
Settlement expense	5,000	36,511
Total operating expenses	71,800	92,269
Operating loss	(15,385)	(28,086)

Other (expense) income
Interest expense	(15,277)	(44,225)
Other, net	254	162
Total other expense	(15,023)	(44,063)
Loss before income taxes	(30,408)	(72,149)
Income tax expense	(18,579)	(20,971)
Net loss	$(48,987)	$(93,120)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.27)	$(0.73)
Weighted-average common shares outstanding — basic and diluted(1)	178,898	128,392

(1)    Net loss per share and weighted-average shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended June 30,
(in thousands)	2022	2021
Net cash used in operating activities	$(10,260)	$(4,226)
Cash flows from investing activities
Additions to capital assets	(22,228)	(32,695)
Investments in notes receivable	(390)	(896)
Collection of notes receivable	82	82
Proceeds from sale of assets	3,825	—
Acquisition of businesses, net of cash acquired	—	(2,456)
Purchases of intangible assets	(29,009)	—
Net cash used in investing activities	(47,720)	(35,965)
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	—	86,065
Proceeds from issuance of debt	65,000	—
Repayments of debt	(669)	(785)
Debt issuance costs	(4,655)	—
Taxes withheld under equity-based compensation plans, net	(4,942)	—
Repurchase of warrants	—	(4,156)
Net cash provided by financing activities	54,734	81,124
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,246)	40,933
Cash, cash equivalents, and restricted cash at beginning of period	143,797	63,279
Cash, cash equivalents, and restricted cash at end of period	$140,551	$104,212

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2022	2021
Net cash used in operating activities	$(20,505)	$(12,055)
Cash flows from investing activities
Additions to capital assets	(32,442)	(56,046)
Investments in notes receivable	(1,390)	(1,656)
Collection of notes receivable	164	164
Proceeds from sale of assets	39,225	—
Acquisition of businesses, net of cash acquired	(24,890)	(13,630)
Purchase of intangible assets	(29,009)	—
Net cash used in investing activities	(48,342)	(71,168)
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	—	86,065
Proceeds from issuance of debt	65,000	49,500
Repayments of debt	(1,455)	(2,071)
Debt issuance costs	(4,686)	—
Taxes withheld under equity-based compensation plans, net	(4,942)	—
Repurchase of warrants	—	(4,156)
Net cash provided by financing activities	53,917	129,338
Net (decrease) increase in cash, cash equivalents, and restricted cash	(14,930)	46,115
Cash, cash equivalents, and restricted cash at beginning of period	155,481	58,097
Cash, cash equivalents, and restricted cash at end of period	$140,551	$104,212

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$140,551	$155,481
Inventory	87,493	65,588
Other current assets	31,906	36,943
Property and equipment, net	239,367	239,656
Operating lease right-of-use assets	110,252	103,958
Intangible assets, net	155,573	59,271
Goodwill	43,018	42,967
Other noncurrent assets	20,633	19,572
Total Assets	$828,793	$723,436

Total current liabilities	$122,044	$117,395
Long-term debt, net	282,050	230,846
Operating lease liabilities, noncurrent	228,079	197,295
Other noncurrent liabilities	10,000	1,423
Total stockholders’ equity	186,620	176,477
Total Liabilities and Stockholders’ Equity	$828,793	$723,436

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Gross Profit	$32,968	$34,516	$56,415	$64,183
Depreciation and amortization included in cost of goods sold	3,953	2,387	6,896	4,549
Equity-based compensation included in cost of goods sold	3,167	—	7,162	—
Start-up costs included in cost of goods sold(1)	4,248	—	8,171	—
Non-cash inventory adjustments(2)	112	2,714	2,316	3,464
Adjusted Gross Profit	$44,448	$39,617	$80,960	$72,196
Adjusted Gross Margin	45.6%	47.5%	44.3%	48.3%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(2)Primarily consists of write-offs of expired products and obsolete packaging.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(21,172)	$(44,897)	$(48,987)	$(93,120)
Income tax expense	11,472	11,995	18,579	20,971
Other (income) expense	(151)	(82)	(254)	(162)
Interest expense	9,246	36,888	15,277	44,225
Depreciation and amortization	7,010	4,857	12,685	9,438
Non-cash inventory adjustments(1)	112	2,714	2,316	3,464
Equity-based compensation	7,055	1,711	13,554	4,198
Start-up costs(2)	1,116	1,716	1,953	3,027
Start-up costs included in cost of goods sold(3)	4,248	—	8,171	—
Transaction-related and other non-recurring expenses(4)	2,027	5,406	8,221	7,584
(Gain) loss on sale of assets	(72)	—	746	—
Litigation settlement	—	—	5,000	36,511
Adjusted EBITDA	$20,891	$20,308	$37,261	$36,136
Adjusted EBITDA Margin	21.4%	24.4%	20.4%	24.2%
(1)Primarily consists of write-offs of expired products and obsolete packaging.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(3)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(4)Legal and professional fees associated with litigation matters, potential acquisitions, and other regulatory matters and other non-recurring expenses. The prior year includes expenses related to the Company’s Initial Public Offering.